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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the

                       Securities Exchange Act of 1934


  Date of Report (Date of earliest event reported)        MAY 30, 1996

                           MITCHAM INDUSTRIES, INC.
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          (Exact name of registrant as specified in its Charter)

          TEXAS                      33-81164-D               76-0210849
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(State or other Jurisdiction      (Commission File          (IRS Employer
    of Incorporation)                  Number)          Identification Number)

44000 HIGHWAY 75 SOUTH, HUNTSVILLE, TEXAS                      77340
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(Address of principal executive offices)                     (Zip Code)

Registrant's telephone number, including area code        (409) 291-2277
                                                  ---------------------------

                                     N/A
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                  (Former address if changed since last report)

Total number of pages contained in the Form and Exhibits:    5
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Exhibit Index begins on page    4
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ITEM 5.  OTHER EVENTS

     As of May 30, 1996, 892,750 of the 895,000 publicly traded Common Stock Purchase Warrants ("Warrants") of Mitcham Industries, Inc., a Texas corporation (the "Company"), had been exercised, and 750 of the remaining 2,250 unexercised Warrants had been redeemed, after the Company called the Warrants for redemption on May 29, 1996. The Company raised approximately $3.1 million from the exercise of the Warrants. The press release dated June 5, 1996 announcing the exercise of the Warrants is attached hereto as Exhibit
99.1 and incorporated herein by reference.

BACKGROUND

     The Company specializes in the leasing and sale of seismic equipment to the oil and gas industry. The Company provides short-term leasing of peripheral seismic equipment to meet a customer's requirements, as well as offering maintenance and support during the lease term. The Company leases its seismic equipment primarily to landbased seismic data acquisition companies and major oil and gas exploration companies conducting seismic data acquisition surveys in North and South America. The Company also sells and services new and used seismic data acquisition systems and peripheral equipment to companies engaged in oil and gas exploration.

     On January 4, 1995, Mitcham Industries, Inc. offered and sold to the public 895,000 Units (the "IPO"), each consisting of two shares of Common Stock, and a Warrant. Each Warrant entitled the registered holder thereof to purchase one share of Common Stock at $3.50 per share subject to adjustment in certain circumstances, through and including December 19, 1997 (unless redeemed earlier).

     The Warrants could be redeemed by the Company before their expiration date at $.05 per Warrant, on not less than 30 days' written notice, if the closing price of the Common Stock for a period of 30 consecutive trading days equaled or exceeded $6.00 per share, subject to adjustment, provided that such notice was mailed not later than 10 days after the end of such period. The closing price of the Common Stock equalled or exceeded $6.00 per share for a period of 30 consecutive trading days effective April 25, 1996.

EXERCISE AND REDEMPTION OF COMMON STOCK PURCHASE WARRANTS

     On April 29, 1996, the Company called for redemption on May 29, 1996 (the "Redemption Date") all of its outstanding Warrants at a price of $.05 per Warrant (the "Redemption Price"), in accordance with Sections 8.5 and 8.6 of the Warrant Agreement, dated December 19, 1995, between the Company and North American Transfer Co.

     The Warrants were required to be exercised by 5:00 p.m., Eastern Standard time, on the Redemption Date. After the Redemption Date, all rights of the holders of Warrants ceased, except only the right to receive the Redemption Price for each Warrant. The Company deposited with the Warrant Agent before the Redemption Date funds in the amount of the aggregate Redemption Price of the 2,250 unexercised Warrants, of which 750 have been redeemed as of the date of this report.



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     The Company received approximately $3.1 million from the exercise of the
Warrants, which it intends to use to purchase additional seismic equipment and for general working capital purposes. As of the date of this report, there are 4,378,650 shares of Common Stock outstanding of which Billy F. Mitcham, Jr., the Company's President, Chairman of the Board and Chief Executive Officer, has voting control of approximately 29.6%.

USE OF PROCEEDS

     It is anticipated that the proceeds received from the exercise of the 892,750 Warrants will be used to purchase additional seismic equipment and for general working capital purposes.

ITEM 7.

FINANCIAL STATEMENTS PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

    (a)  FINANCIAL STATEMENTS.    NONE

    (b)  PRO FORMA FINANCIAL INFORMATION.  NONE

    (c)  EXHIBITS.

         EXHIBIT NUMBER      DESCRIPTION

         99.1                Press Release dated June 5, 1996

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      MITCHAM INDUSTRIES, INC.
                                      ---------------------------------------
                                      (Registrant)


DATED: June 26, 1996

                             By:      /S/ BILLY F. MITCHAM, JR.
                                      ---------------------------------------
                                       Billy F. Mitcham, Jr.
                                       Chairman of the Board,
                                       Chief Executive Officer and President




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                                 EXHIBIT INDEX


EXHIBIT                                                          PAGE

99.1     Press Release dated June 5, 1996                         12















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